Exhibit 10.2.2

AMENDMENT NO.2

TO THE

CATHAY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Cathay General Bancorp (the "Company") hereby amends the above-named plan (the "Plan"), effective as of January 1, 2017, as follows:

1.     Subsection (iv) of Section 6.2(a) of the Plan is hereby amended in its entirety to read as follows:

"(iv) Despite any other provision of the Plan, the benefits in the Participant's Stock Account that consist of Stock in an S Corporation shall be distributed in the form of cash. Any benefits in the Participant's Stock Account that do not consist of Stock in an S Corporation shall also be distributed in the form of cash, unless such Participant elects to receive his or her benefits in the form of Stock."

* * * * * * * *

The Company has caused this Amendment No. 2 to be signed on the date indicated below, to be effective as indicated above.

"Company"

Dated: August 18, 2017	CATHAY GENERAL BANCORP

	By	/s/ Pin Tai

	Its	CEO and President